SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ X ]	Definitive Information Statement

JNL Series Trust
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

1 Corporate Way

Lansing, MI 48951

517/381-5500

Dear Variable Annuity Contract Owners:

Although you are not a shareholder of JNL Series Trust (the “Trust”), your purchase payments and the earnings on such purchase payments under your variable contracts (“Variable Contracts”) issued by Jackson National Life Insurance Company (“Jackson”) or Jackson National Life Insurance Company of New York (“Jackson NY”) are invested in sub-accounts of separate accounts established by Jackson or Jackson NY that, in turn, are invested in shares of one or more of the series of the Trust. References to shareholders in the enclosed information statement for the Trust (the “Information Statement”) may be read to include you as an owner of a Variable Contract.

At a meeting held on December 10-11, 2025, the Board of Trustees (the “Board”) of the Trust voted to replace Invesco Advisers, Inc. (“Invesco”) with Massachusetts Financial Services Company (dba MFS Investment Management) (“MFS”) as the sub-adviser, effective April 27, 2026 for the following Fund, a series of the Trust:

Prior Fund Name	New Fund Name
JNL/Invesco Diversified Dividend Fund	JNL/MFS Equity Income Fund

Enclosed please find the Trust’s Information Statement regarding this change in sub-adviser for the Fund.

The Information Statement is furnished to shareholders of the Fund on behalf of the Board of the Trust, a Massachusetts business trust, located at 1 Corporate Way, Lansing, Michigan 48951.

The Trust has filed an amendment to the registration statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, for the Trust to reflect the changes discussed in this Information Statement.

PLEASE NOTE THAT WE ARE NOT ASKING YOU FOR VOTING INSTRUCTIONS, AND YOU ARE REQUESTED NOT TO SEND US VOTING INSTRUCTIONS.

If you have any questions regarding any of the changes described in the Information Statement, please call one of the following numbers on any business day: 1-800-644-4565 (Jackson Service Center) or 1-800-599-5651 (Jackson NY Service Center), write to JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or visit: www.jackson.com.

Sincerely, /s/ Mark D. Nerud
Mark D. Nerud
President, Chief Executive Officer, and Trustee
JNL Series Trust

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

April 1, 2026

This communication presents only an overview of the full Information Statement that is available to you on the internet relating to the JNL/Invesco Diversified Dividend Fund (the “Fund”), a series of JNL Series Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review:

JNL/Invesco Diversified Dividend Fund Information Statement

The Information Statement details a recent sub-adviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the appointment of Massachusetts Financial Services Company (dba MFS Investment Management) to replace Invesco Advisers, Inc. as sub-adviser to the Fund. This change will be effective on April 27, 2026. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (“SEC”) that allows certain sub-adviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that an Information Statement be sent to you. In lieu of physical delivery of the Information Statement, the Information Statement is available to you online.

All contract owners as of March 6, 2026, will receive this Notice. This Notice will be sent to contract owners on or about April 1, 2026. The full Information Statement will be available to view and print on the Trust’s website at https://www.jackson.com/information-statements/jnl_invesco diversifieddiv_infostmt.html until June 30, 2026. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 1-800-644-4565 (Jackson Service Center) or 1-800-599-5651 (Jackson NY Service Center), or by writing to JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or by visiting: www.jackson.com.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.

JNL Series Trust

JNL/Invesco Diversified Dividend Fund

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.	Introduction

JNL Series Trust (the “Trust”), a Massachusetts business trust, is an open-end investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (“1940 Act”). The Trust currently offers shares in 131 series (the “Funds”).

As investment adviser to the Funds, Jackson National Asset Management, LLC (“JNAM” or “Adviser”) selects, contracts with and compensates investment sub-advisers (the “Sub-Advisers”) to manage the investment and reinvestment of the assets of most of the Funds. While the Sub-Advisers are primarily responsible for the day-to-day portfolio management of the Funds, JNAM monitors the compliance of the Sub-Advisers with the investment objectives and related policies of those Funds and reviews the performance of the Sub-Advisers and reports on such performance to the Board of Trustees of the Trust (the “Board”). Jackson National Life Distributors LLC (“JNLD”), an affiliate of the Trust and of the Adviser, is the principal underwriter for the Trust. JNAM is an indirect, wholly owned subsidiary of Jackson Financial Inc. (“Jackson”), a leading provider of retirement products for industry professionals and their clients. Jackson and its affiliates offer variable, fixed and fixed index annuities designed for tax-efficient growth and distribution of retirement income for retail customers, as well as products for institutional investors.

At a meeting held on December 10-11, 2025, the Board, including a majority of the Trustees who are not “interested persons” as defined by the 1940 Act (the “Independent Trustees”), of the JNL/Invesco Diversified Dividend Fund (the “Fund”) voted to replace Invesco Advisers, Inc. (“Invesco”) with Massachusetts Financial Services Company (dba MFS Investment Management) (“MFS”) as the Sub-Adviser for the Fund and to approve an amendment (the “Amendment”) to the investment sub-advisory agreement between JNAM and MFS (the “MFS Sub-Advisory Agreement”), appointing MFS as the new Sub-Adviser to the Fund. MFS currently serves as Sub-Adviser to another Fund in the Trust pursuant to the MFS Sub-Advisory Agreement.

The purpose of this information statement (the “Information Statement”) is to provide you with information about the Amendment and about MFS’s appointment as the new Sub-Adviser to the Fund, effective April 27, 2026. In connection with MFS’s appointment, the Fund’s name will change to the JNL/MFS Equity Income Fund, effective April 27, 2026.

This Information Statement is provided in lieu of a proxy statement pursuant to the terms of an exemptive order (the “Order”) that the Trust and its Adviser received from the U.S. Securities and Exchange Commission (the “SEC”). The Order permits JNAM to enter into sub-advisory agreements appointing Sub-Advisers that are not affiliates of the Adviser (other than by reason of serving as a Sub-Adviser to a Fund) without approval by the shareholders of the relevant Fund. The Adviser, therefore, is able to change unaffiliated Sub-Advisers from time to time, subject to Board approval, without the expense and delays associated with obtaining shareholder approval. However, a condition of this Order is that notice and certain information be sent to shareholders informing them of changes in Sub-Advisers.

MFS, a Delaware corporation, is located at 111 Huntington Avenue, Boston, Massachusetts 02199.

This Information Statement is being provided to shareholders of record for the Fund as of March 6, 2026. It will be mailed on or about April 1, 2026.

II.	Changes to Fund Name, Investment Objective, and Principal Investment Strategies

Upon the replacement of Invesco with MFS as Sub-Adviser, effective April 27, 2026, the name of the Fund will change as follows:

Prior Fund Name	New Fund Name
JNL/Invesco Diversified Dividend Fund	JNL/MFS Equity Income Fund

1

The Fund’s investment objective and principal investment strategies will also change as a result of the appointment of MFS as Sub-Adviser to the Fund. Effective April 27, 2026, the investment objective and principal investment strategies for the Fund will be as follows:

Investment Objective. The investment objective of the Fund is to seek total return through a combination of current income and capital appreciation.

Principal Investment Strategies. Under normal circumstances, the Fund invests at least 80% of its assets (net assets plus the amount of any borrowings for investment purposes) in equity securities. Equity securities include common stocks, depositary receipts, equity interests in real estate investment trusts (REITs), and other securities that represent an ownership interest (or right to acquire an ownership interest) in a company or other issuer.

The Fund invests primarily in securities that Massachusetts Financial Services Company (d/b/a MFS Investment Management) (“MFS” or “Sub-Adviser”) believes are income-producing equity securities. MFS invests the majority of the Fund’s assets in dividend-paying common stocks, but may invest the Fund’s assets in other types of income-producing securities, including convertible securities, preferred stocks, and equity interests in REITs, and may also invest the Fund’s assets in non-income-producing equity securities.

The Sub-Adviser may invest the Fund’s assets in foreign securities.

In selecting investments, MFS is not constrained by any particular investment style. MFS may invest the Fund’s assets in the stocks of companies it believes to have above average earnings growth potential compared to other companies (growth companies), in the stocks of companies it believes are undervalued compared to their perceived worth (value companies), or in a combination of growth and value companies.

While MFS may invest the Fund’s assets in securities of companies of any size, MFS primarily invests in securities of companies with large capitalizations.

MFS normally invests the Fund’s assets across different industries and sectors, but MFS may invest a significant percentage of the Fund’s assets in issuers in a single industry or sector.

MFS uses an active bottom-up approach to buying and selling investments for the Fund. Investments are selected primarily based on blending fundamental and quantitative research. MFS uses fundamental analysis of individual issuers to determine a fundamental rating for an issuer. MFS uses quantitative analysis to determine a quantitative rating for an issuer. MFS combines the fundamental rating with the quantitative rating to create a blended rating for an issuer. When the fundamental rating is not available, MFS treats the issuer as having a neutral fundamental rating. MFS then constructs the portfolio using a portfolio optimization process that considers the blended rating, as well as issuer, industry, and sector weightings, market capitalization, measures of expected volatility of the Fund’s return (e.g., predicted beta and predicted tracking error), and other factors. MFS has the discretion to adjust the inputs and parameters used in the optimization process and the Fund’s portfolio holdings based on factors such as the desired portfolio characteristics and MFS’ qualitative assessment of the optimization results.

III.	Investment Sub-Advisory Agreement with Massachusetts Financial Services Company

Invesco is the current Sub-Adviser to the Fund pursuant to an Amended and Restated Sub-Advisory Agreement between JNAM and Invesco, effective September 1, 2022, which was most recently approved by the Board at a meeting held on August 27-28, 2025. On December 10-11, 2025, the Board, including a majority of the Independent Trustees, voted to replace Invesco with MFS as Sub-Adviser for the Fund and approved the Amendment. Pursuant to the Order, shareholder approval is not required for the Amendment because MFS is not affiliated with JNAM.

The MFS Sub-Advisory Agreement provides that it will remain in effect for its initial term through September 30, 2025, and thereafter only so long as the continuance is approved at least annually by September 30th by the Board or by vote of a majority of the outstanding voting securities of such Fund, and either event approved also by a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The MFS Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by the Board, including a majority of the Independent Trustees, or by the vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days’ written notice to JNAM and MFS, or by JNAM with the consent of the Board (including a majority of the Independent Trustees) or by MFS on sixty (60) days’ written notice to the Trust and JNAM. The MFS Sub-Advisory Agreement also terminates automatically, without payment of any penalty, in the event of its assignment or the assignment or termination of the Amended and Restated Investment Advisory and Management Agreement between JNAM and the Trust, effective September 13, 2021. Additionally, the MFS Sub-Advisory Agreement will also terminate upon written notice of a material breach of the MFS Sub-Advisory Agreement, if the breaching party fails to cure the material breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

2

The MFS Sub-Advisory Agreement generally provides that MFS, its officers, members, or employees will not be subject to any liability to JNAM or the Trust for any error of judgment or mistake of law or for any loss suffered with respect to the Fund in connection with the performance of MFS’s duties under the MFS Sub-Advisory Agreement, except for a loss resulting from MFS’s willful misconduct, bad faith, reckless disregard or gross negligence in the performance of its duties or obligations under the MFS Sub-Advisory Agreement, or any untrue statement of a material fact, or omission, in materials pertaining to the Fund.

The management fees to be paid by the Fund will not increase as a result of the change in Sub-Adviser. The Fund currently pays JNAM an advisory fee equal to a percentage of its average daily net assets based on the following schedule:

JNL/Invesco Diversified Dividend Fund
Advisory Fee Rates Before the Change in Sub-Adviser
Net Assets	Rate
$0 to $1 billion	0.525%
$1 billion to $3 billion	0.470%
$3 billion to $5 billion	0.460%
Over $5 billion	0.450%

After the change, the Fund will pay JNAM an advisory fee equal to a percentage of its average daily net assets based on the following schedule:

JNL/MFS Equity Income Fund
Advisory Fee Rates After the Change in Sub-Adviser
Net Assets	Rate
$0 to $1 billion	0.460%
$1 billion to $3 billion	0.420%
$3 billion to $5 billion	0.410%
Over $5 billion	0.400%

The following table sets forth the aggregate amount of management fees paid by the Fund to the Adviser for the year ended December 31, 2025. The pro forma aggregate amount of management fees paid to the Adviser would have been lower had the change of Sub-Advisers occurred during the applicable period.

Fund Name	Actual Fees	Percentage of the Fund’s Net Assets
JNL/Invesco Diversified Dividend Fund	$4,275,496	0.53%

JNAM is responsible for paying all Sub-Advisers out of its own resources. Under the Amendment, the sub-advisory fee schedule is different than the sub-advisory fee schedule used to compensate Invesco. Invesco is currently paid a sub-advisory fee equal to a percentage of the Fund’s average daily net assets based on the below schedule:

JNL/Invesco Diversified Dividend Fund
Sub-Advisory Rate Before the Change in Sub-Adviser
Net Assets	Annual Rate(1)
$0 to $500 million	0.350%
$500 million to $1 billion	0.300%
Amounts over $1 billion	0.250%
(1)	For the purpose of calculating the sub-advisory fee for Fund, Invesco applies a fee discount to total sub-advisory fees based on the average daily aggregate net assets of the funds that Invesco sub-advises for JNAM: 2.5% fee reduction for assets between $0 and $2.5 billion, 3.0% fee reduction for assets between $2.5 billion and $5 billion, 5% fee reduction for assets between $5 billion and $7.5 billion, 7.5% fee reduction for assets between $7.5 billion and $10 billion, a 10% fee reduction for assets over $10 billion.

3

Under the Amendment, MFS will be paid a sub-advisory fee equal to a percentage of the Fund’s average daily net assets based on the below schedule:

JNL/MFS Equity Income Fund
Sub-Advisory Rate After the Change in Sub-Adviser
Net Assets	Annual Rate
$0 to $250 million	0.225%
$250 million to $500 million	0.200%
$500 million to $1 billion	0.175%
Over $1 billion	0.150%

For the year ended December 31, 2025, JNAM paid Invesco $2,621,222 (0.32% of net assets) in sub-advisory fees for its services to the Fund. The pro forma sub-advisory fees would have been lower had the Sub-Adviser change occurred during the applicable period.

IV.        Description of MFS Investment Management, LLC

MFS is a Delaware corporation located at 111 Huntington Avenue, Boston, Massachusetts 02199.

Executive/Principal Officers and Directors of MFS located at 111 Huntington Avenue, Boston, Massachusetts 02199:

Names	Title
Michael W. Roberge	Director, Chairman of the Board, and Chair
Edward M. Maloney	Director, President and Chief Executive Officer
Heidi W. Hardin	Director, Executive Vice President, General Counsel, and Secretary
Melissa J. Kennedy	Director
Kevin D. Strain	Director
Thomas P. Murphy	Director
John M. Corcoran	Executive Vice President and Chief Financial Officer
Alison O’Neill	Executive Vice President and Chief Investment Officer
Jey J. Amalraj	Executive Vice President and Chief Technology Officer
Anne Marie Bernard	Executive Vice President and Chief Human Resources Officer
Sean M. Kenney	Executive Vice President and Head of Global Distribution
Aditi Taylor	Executive Vice President and Head of Operations
Carol W. Geremia	Executive Vice President and Senior Advisor - Distribution
Rosa E. Licea-Mailloux	Chief Compliance Officer
Scott Chin	Treasurer
Joseph A. Zelic	Tax Officer and Assistant Treasurer
Christopher R. Bohane	Assistant Secretary
Daniel W. Finegold	Assistant Secretary
Mitchell C. Freestone	Assistant Secretary
Jessica Howell	Assistant Secretary
Amanda S. Mooradian	Assistant Secretary

MFS is a subsidiary of Sun Life of Canada (U.S.) Financial Services Holdings, Inc., which in turn is an indirect majority-owned subsidiary of Sun Life Financial Inc.

As the Sub-Adviser to the Fund, MFS will provide the Fund with investment research, advice, and supervision, and will manage the Fund’s portfolio consistent with its investment objective and policies, including the purchase, retention, and disposition of securities, as set forth in the Fund’s current Prospectus. The principal risks of investing in the Fund will also be listed in the Fund’s Prospectus under the heading “Principal Risks of Investing in the Fund.”

As of March 6, 2026, no Trustees or officers of the Trust were officers, employees, directors, general partners, or shareholders of MFS, and no Trustees or officers of the Trust owned securities or had any other material direct or indirect interest in MFS or any other entity controlling, controlled by or under common control with MFS. In addition, no Trustee has had any material interest, direct or indirect, in any material transactions since January 1, 2025, the beginning of the Trust’s most recently completed fiscal year, or in any material proposed transactions, to which MFS, any parent or subsidiary of MFS, or any subsidiary of the parent of such entities was or is to be a party.

4

JNL/MFS Equity Income Fund

The portfolio managers responsible for management of the Fund are Jonathan Sage, Nathan Bryant, Jim Fallon, Matt Krummell, Jed Stocks, and Jenney Zhang.

Jonathan Sage

Jonathan Sage, Lead Portfolio Manager of MFS, has been employed in the investment area of MFS since 2000.

Nathan Bryant

Nathan Bryant, Portfolio Manager of MFS, has co-managed the Fund since April 2026. He has been employed in the investment area of MFS since 2015.

Jim Fallon

Jim Fallon, Portfolio Manager of MFS, has been employed in the investment area of MFS since 1999.

Matt Krummell

Matt Krummell, Portfolio Manager of MFS, has co-managed the Fund since April 2026. He has been employed in the investment area of MFS since 2001.

Jed Stocks

Jed Stocks, Portfolio Manager of MFS, has been employed in the investment area of MFS since 2001.

Jenney Zhang

Jenney Zhang, Portfolio Manager of MFS, has co-managed the Fund since April 2026. She has been employed in the investment area of MFS since 2011.

V.	Other Investment Companies Advised by MFS Investment Management, LLC

The following table sets forth the size and rate of compensation for other funds advised by MFS having similar investment objectives and policies as those of the Fund.

Similar Mandate	Assets Under Management as of December 31, 2025 (in millions)	Rate of Compensation*
Comparable Account 1	$702.6	$0 to $1 billion – 0.50% $1 billion to $2.5 billion – 0.475% Assets over $2.5 billion – 0.45%

*The adviser has agreed in writing to waive at least 0.01% of the fund’s management fee as part of an agreement pursuant to which the adviser has agreed to reduce its management fee by a specified amount if certain mutual fund assets exceed thresholds agreed to by the adviser and the fund’s Board of Trustees.

VI.	Evaluation by the Board of Trustees

The Board oversees the management of the Fund and, as required by law, determines annually whether to approve the Fund’s sub-advisory agreement. At a meeting on December 10-11, 2025, the Board, including a majority of the Independent Trustees, considered information relating to the appointment of MFS to replace Invesco as the Fund’s Sub-Adviser and the Amendment.

5

In advance of the meeting, independent legal counsel for the Independent Trustees requested that certain information be provided to the Board relating to the Amendment. The Board received, and had the opportunity to review, this and other materials, ask questions, and request further information in connection with its consideration of the Amendment. With respect to the approval of the Amendment, the Board noted that the Sub-Advisory Agreement was with a Sub-Adviser that already provides services to an existing fund in the Trust. At the conclusion of the Board’s discussions, the Board approved the Amendment.

In reviewing the Amendment and considering the information, the Board was advised by independent legal counsel. The Board considered the factors it deemed relevant and the information provided by JNAM and MFS, including: (1) the nature, quality, and extent of the services to be provided, (2) the investment performance of the Fund, (3) cost of services of the Fund, (4) profitability data, (5) whether economies of scale may be realized and shared, in some measure, with investors as the Fund grows, and (6) other benefits that may accrue to MFS through its relationship with the Trust. In its deliberations, the Board, in exercising its business judgment, did not identify any single factor that alone was responsible for the Board’s decision to approve the Amendment. Certain of the factors considered in the Board's deliberations are described below, although individual Trustees may have evaluated the information presented differently from one another, attributing different weights to various factors.

Before approving the Amendment, the Independent Trustees met in executive session with their independent legal counsel to consider the materials provided by JNAM and MFS and to consider the terms of the Amendment. Based on its evaluation of those materials and the information the Board received throughout the year at its regular meetings, the Board, including the interested and Independent Trustees, concluded that the Amendment is in the best interests of the shareholders of the Fund. In reaching its conclusions, the Board considered numerous factors, including the following:

Nature, Quality, and Extent of Services

The Board examined the nature, quality, and extent of the services provided and to be provided by MFS. The Board considered the investment sub-advisory services to be provided by MFS. The Board noted JNAM’s evaluation of MFS, as well as JNAM’s recommendation, based on its review of MFS, in connection with its approval of the Amendment.

The Board reviewed the qualifications, backgrounds and responsibilities of MFS’s portfolio managers who would be responsible for the day-to-day management of the Fund. The Board reviewed information pertaining to MFS’s organizational structure, senior management, financial condition, investment operations, and other relevant information pertaining to MFS. The Board considered compliance reports about MFS from the Trust’s Chief Compliance Officer.

Based on the foregoing, the Board concluded that the Fund is likely to benefit from the nature, extent, and quality of the services provided and to be provided by MFS under the Amendment.

Investment Performance of the Fund

The Board reviewed the performance of MFS’s proposed investment mandate with similar investment strategies as compared to the Fund, the Fund’s benchmark index, and the Fund’s peer group returns. The Board concluded that it would be in the best interests of the Fund and its shareholders to approve the Amendment.

Costs of Services

The Board reviewed the fees to be paid by JNAM to MFS. The Board noted that the Fund’s sub-advisory fees would be paid by JNAM (not the Fund) and, therefore, would be neither a direct shareholder expense nor a direct influence on the Fund’s total expense ratio.

The Board considered that the proposed sub-advisory fee is lower than the current sub-advisory fee and the peer group average. The Board noted that in conjunction with the Sub-Adviser change, the Fund’s advisory fee is proposed to change. In this regard, the Board noted that the proposed advisory fee is lower than the current advisory fee and the peer group average. The Board also noted that the Fund’s total expense ratio, after taking account of the proposed advisory and sub-advisory fee changes, will be lower than both the current total expense ratio and the peer group average. The Board concluded that the advisory and sub-advisory fees are in the best interests of the Fund and its shareholders in light of the services to be provided.

6

Profitability

The Board considered information concerning the costs to be incurred and profits expected to be realized by JNAM and MFS. The Board determined that profits expected to be realized by JNAM and MFS were not unreasonable.

Economies of Scale

The Board considered whether the Fund’s proposed fees reflect the potential for economies of scale for the benefit of Fund shareholders. Based on information provided by JNAM and MFS, the Board noted that both the advisory and sub-advisory fee arrangements for the Fund contain breakpoints that decrease the fee rates as assets increase. The Board also considered that the sub-advisory fee is and will be paid by JNAM (not the Fund). The Board concluded that the Fund’s fee schedules in some measure share economies of scale with shareholders.

Other Benefits to MFS

In evaluating the benefits that may accrue to MFS through its relationship with the Fund, the Board noted that MFS may from time to time pay for portions of meetings organized by the Fund’s distributor to educate wholesalers about the Fund. The Board considered JNAM’s assertion that those meetings do not yield a profit to the Fund’s distributor, that MFS is not required to participate in the meetings, and that recommendations to hire or fire MFS are not influenced by MFS’s willingness to participate in the meetings.

In evaluating the benefits that may accrue to MFS through its relationship with the Fund, the Board noted that MFS may receive indirect benefits in the form of soft dollar arrangements for portfolio securities trades placed with the Fund’s assets and may also develop additional investment advisory business with JNAM, the Trust or other clients of MFS as a result of its relationship with the Fund.

In light of all the facts noted above, the Board concluded that it would be in the best interests of the Fund and its shareholders to approve the Amendment.

VII.       Additional Information

Ownership of the Fund

As of March 6, 2026, there were issued and outstanding the following number of shares for the Fund:

Fund	Shares Outstanding
JNL/Invesco Diversified Dividend Fund (Class A)	20,739,926.586
JNL/Invesco Diversified Dividend Fund (Class I)	20,839,227.544

As of March 6, 2026, the officers and Trustees of the Trust, as a group, owned less than 1% of the outstanding shares of the Fund.

Because the shares of the Fund are sold only to Jackson, Jackson National Life Insurance Company of New York (“Jackson NY”), certain affiliated funds organized as fund-of-funds, and certain qualified retirement plans, Jackson, through its separate accounts, which hold shares of the Fund as funding vehicles for Variable Contracts, is the owner of record of substantially all of the shares of the Fund.

As of March 6, 2026, the following persons beneficially owned more than 5% of the shares of the Fund:

JNL/Invesco Diversified Dividend Fund – Class I Shares
Contract Owner’s Name	Address	Percentage of Shares Owned
JNL/JPMorgan Managed Growth Fund	1 Corporate Way Lansing, Michigan 48951	37.73%
JNL/JPMorgan Managed Moderate Growth Fund	1 Corporate Way Lansing, Michigan 48951	25.84%
JNL/JPMorgan Managed Aggressive Growth Fund	1 Corporate Way Lansing, Michigan 48951	23.78%
JNL/JPMorgan Managed Moderate Fund	1 Corporate Way Lansing, Michigan 48951	8.64%

7

Persons who own Variable Contracts may be deemed to have an indirect beneficial interest in the Fund’s shares owned by the relevant separate accounts. As noted above, Variable Contract owners have the right to give instructions to the insurance company shareholders as to how to vote the Fund’s shares attributable to their Variable Contracts. To the knowledge of management of the Trust, as of March 6, 2026, no person(s) have been deemed to have an indirect beneficial interest totaling more than 25% of the voting securities of the Fund.

Brokerage Commissions and Fund Transactions

During the fiscal year ended December 31, 2025, the Fund paid $5,882 to an affiliated broker.

During the fiscal year ended December 31, 2025, the Fund paid $1,221,570 in administration fees and $1,150,503 in 12b-1 fees to the Adviser and/or its affiliated persons. These services have continued to be provided since the Amendment was approved.

VIII.       Other Matters

The Trust will furnish, without charge, a copy of the Trust’s annual report for the fiscal year ended December 31, 2025, or a copy of the Trust’s prospectus and statement of additional information to any shareholder upon request. To obtain a copy, please call 1-800-644-4565 (Jackson National Service Center) or 1-800-599-5651 (Jackson National NY Service Center), write to the JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or visit www.jackson.com.

JNAM, located at 1 Corporate Way, Lansing, Michigan 48951, serves as the investment adviser to the Trust and provides the Fund with professional investment supervision and management. JNAM is registered with the SEC under the 1940 Act, as amended. JNAM is an indirect, wholly owned subsidiary of Jackson, a leading provider of retirement products for industry professionals and their clients. Jackson and its affiliates offer variable, fixed and fixed index annuities designed for tax-efficient growth and distribution of retirement income for retail customers, as well as products for institutional investors. Jackson is also the ultimate parent of PPM America, Inc. JNAM also serves as the Trust’s administrator. JNLD, an affiliate of the Trust and the Adviser, is principal underwriter for the Trust and an indirect, wholly owned subsidiary of Jackson National. JNLD is located at 300 Innovation Drive, Franklin, Tennessee 37067.

The Trust is not required to hold annual meetings of shareholders, and, therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

The cost of the preparation, printing, and distribution of this Information Statement will be paid by JNAM.

 8